Exhibit 99.1

GGP REPORTS FOURTH QUARTER RESULTS

FFO Increases 23.3%; Mall NOI Increases 6.5%; Raises Quarterly Dividend

Chicago, Illinois, February 4, 2013 – General Growth Properties, Inc. (the “Company”) (NYSE: GGP) today reported results for the three months and year ended December 31, 2012.

Financial Results

For the Three Months Ended December 31, 2012

Funds From Operations (“Company FFO”) increased 23.3% to $312 million, or $0.31 per diluted share, from $253 million, or $0.26 per diluted share, in the prior year period.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 9.6% to $557 million from $508 million in the prior year period.

Net Operating Income for the mall portfolio (“Mall NOI”) increased 6.5% to $585 million from $549 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, a net gain on extinguishment of debt and a non-cash accounting adjustment for outstanding warrants, was $32.2 million, or $0.04 per diluted share, as compared to a net loss of $368 million, or $0.39 loss per diluted share, in the prior year period. The non-cash accounting adjustment for outstanding warrants reduced income from continuing operations in the current period by $89 million and in the prior period by $264 million.

For the Year Ended December 31, 2012

Company FFO increased 13.7% to $994 million, or $0.99 per diluted share, from $874 million, or $0.88 per diluted share, in the prior year period.

Company EBITDA increased 7.0% to $1,995 million from $1,864 million in the prior year period.

Mall NOI increased 5.3% to $2,108 million from $2,001 million in the prior year period.

Net loss attributable to common stockholders, which is impacted primarily by depreciation expense, provisions for impairment, a net gain on extinguishment of debt and a non-cash accounting adjustment for outstanding warrants, was $481 million, or $0.52 loss per diluted share, as compared to a net loss of $313 million, or $0.37 loss per diluted share, in the prior year period. The non-cash accounting adjustment for outstanding warrants reduced income from continuing operations in the current period by $502 million whereas the adjustment in the prior period increased income from continuing operations by $55 million.

Operational Highlights

•  Tenant sales increased 6.6% to $545 per square foot on a trailing 12-month basis.

•  U.S. Regional mall leased percentage was 96.1% at quarter end, an increase of 60 basis points from December 31, 2011.

•  Initial rental rates for leases commencing in 2012 on a suite-to-suite basis increased 10.2%, or $5.74 per square foot, to $61.84 per square foot when compared to the rental rate for expiring leases.

•  Leased 3.6 million square feet of anchor and big box space as of December 31, 2012.

Guidance

Company FFO for the year ending December 31, 2013, is expected to be $1.08 to $1.12 per diluted share. Company FFO for the first quarter 2013 is expected to be $0.24 to $0.26 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income (loss) attributable to common stockholders per share to estimated diluted FFO per share and diluted Company FFO per share.

	For the year ending		For the three months ending
	December 31, 2013		March 31, 2013
	Low End	High End	Low End	High End
Company FFO per diluted share	$1.08	$1.12	$0.24	$0.26
Warrant liability adjustment (1)	(0.06)	(0.06)	(0.06)	(0.06)
Adjustments (2)	(0.16)	(0.16)	(0.04)	(0.04)
FFO	0.86	0.90	0.14	0.16
Depreciation, including share of joint ventures (3)	(0.79)	(0.79)	(0.19)	(0.19)
Net income (loss) attributable to common stockholders	$0.07	$0.11	$(0.05)	$(0.03)

(1)   The Company’s purchase of warrants as discussed below will result in approximately $55.8 million of additional warrant liability adjustment expense in the first quarter 2013.

(2)   Refer to the Supplemental Information package for the nature of adjustments to reconcile FFO to Company FFO.  The Supplemental Information package is available in the Investors section of the Company’s website at www.ggp.com.

(3)   Impact of dilutive securities is included in the per share amount.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Common Share Dividend

Today the Company announced that its Board of Directors declared a first quarter common stock dividend of $0.12 per share payable on April 30, 2013, to stockholders of record on April 16, 2013, representing an increase of $0.01 per share from the prior quarter.

Financing Activities

Unsecured Notes

During the three months ended December 31, 2012, the Company repaid $600 million of 6.75% unsecured notes scheduled to mature in May 2013. In connection with the repayment, the Company incurred approximately $15 million of prepayment fees.

During the year ended December 31, 2012, the Company repaid $955 million of 6.75% unsecured notes scheduled to mature during 2012 and 2013.

On January 14, 2013, certain subsidiaries of the Company called for early redemption its 5.375% unsecured notes due November 26, 2013 (approximately $91.8 million). The redemption will occur on February 14, 2013, at the “Make-Whole Price,” as defined in the applicable indenture.

Property-Level Debt

During the three months ended December 31, 2012, the Company obtained $2 billion ($1.8 billion at share) of property-level debt with a weighted-average interest rate of 3.81% and term-to-maturity of 9.9 years. The prior loans had a weighted-average interest rate of 3.88% and a remaining term-to-maturity of 2.9 years. The transactions generated approximately $768 million of net proceeds.

During the year ended December 31, 2012, the Company obtained $8 billion ($7 billion at share) of property-level debt with a weighted-average interest rate of 4.20% and term-to-maturity of 9.4 years. The prior loans had a weighted-average interest rate of 5.30% and a remaining term-to-maturity of 2.6 years. The transactions generated approximately $1.4 billion of net proceeds and eliminated approximately $1.3 billion of recourse to the Company.

Investment Activities

Acquisitions

During the three months ended December 31, 2012, the Company acquired an additional 14.1% interest in Aliansce Shopping Centers, S.A. for approximately $195 million.

During the year ended December 31, 2012, the Company acquired an interest in approximately 2.7 million square feet of big box and anchor space for approximately $307 million. In addition, the Company acquired the remaining interest in two partially owned regional malls for $191 million, including assumption of $94 million of debt.

Dispositions

During the three months ended December 31, 2012, the Company disposed of approximately 3.2 million square feet of gross leasable area for $213 million. The transactions generated approximately $99 million of net proceeds after repayment of property-level debt.

During the year ended December 31, 2012, the Company disposed of assets comprising approximately 7.1 million square feet of gross leasable area for approximately $525 million. The transactions generated approximately $239 million of net proceeds after repayment of property-level debt.

Development Activity

The Company has commenced redevelopment activities totaling about $900 million of capital investment (at share), encompassing 24 properties, with double digit returns, including Ala Moana, Fashion Show and Glendale Galleria, which account for approximately $660 million.

Purchase of Warrants

On January 28, 2013, the Company purchased the warrants held by the affiliates of The Blackstone Group and Fairholme Funds, Inc. for approximately $633 million. The Company funded the transactions using its available cash resources.

Investor Conference Call

On Tuesday, February 5, 2013, the Company will host a conference call at 8:00 a.m. CST (9:00 a.m. EST). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available beginning at 1:00 p.m. EST on February 5, 2013. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 83350201. A replay of the call will be available on the Company’s website in the Investors section.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, retail and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

General Growth Properties, Inc.

General Growth Properties, Inc. is a fully integrated, self-managed and self-administered real estate investment trust focused exclusively on owning, managing, leasing, and redeveloping regional malls throughout the United States and Brazil. GGP’s portfolio is comprised of 126 regional malls in the United States and 18 malls in Brazil, comprising approximately 135 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPANY NOI

The Company believes NOI is a useful supplemental measure of the Company’s operating performance.  The Company defines NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts).  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, strategic initiatives, provision for income taxes, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.  This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes NOI provides useful information to the investment community about the Company’s operating performance.  However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance.

Company NOI excludes the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.  Mall NOI is Company NOI for our mall portfolio.  We present Company NOI, and Company EBITDA and Company FFO as below, as we believe certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND COMPANY EBITDA

EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, warrant adjustment, income tax provision (benefit), discontinued operations, allocations to noncontrolling interests, depreciation and amortization.  EBITDA has been reflected on a proportionate basis.  Company EBITDA comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Company NOI adjustments described above, provisions for impairment, emergence reorganization items, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND COMPANY FFO

The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be our share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon our economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with our presentation of NOI and EBITDA, FFO has been reflected on a proportionate basis.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.   As with our presentation of Company NOI and Company EBITDA, Company FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Company NOI adjustments, Company EBITDA adjustments, and FFO items such as FFO from discontinued operations from the spin-off of Rouse Properties, Inc., normal adjustments from operating properties such as straight-line, above/below market lease amortization, mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

The Company presents EBITDA and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of NOI and Company NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Company EBITDA to GAAP net income (loss) attributable to common stockholders; a reconciliation of Company FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW

Consolidated Statements of Operations(1)
(In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Revenues:
Minimum rents	$417,923	$396,156	$1,578,074	$1,536,328
Tenant recoveries	179,075	170,680	716,120	711,663
Overage rents	35,770	31,987	69,550	60,849
Management fees and other corporate revenues	16,303	17,398	71,949	61,165
Other	26,643	27,765	76,157	74,779
Total revenues	675,714	643,986	2,511,850	2,444,784
Expenses:
Real estate taxes	54,321	52,798	226,482	224,013
Property maintenance costs	24,334	22,001	84,783	91,204
Marketing	11,931	13,846	33,854	33,602
Other property operating costs	90,358	94,018	368,154	376,152
Provision for doubtful accounts	1,513	2,765	4,517	5,075
Property management and other costs	40,657	49,890	159,671	187,035
General and administrative	7,624	12,908	39,255	30,886
Provisions for impairment	—	916	58,198	916
Depreciation and amortization	190,930	208,945	793,877	874,189
Total expenses	421,668	458,087	1,768,791	1,823,072
Operating income	254,046	185,899	743,059	621,712
Interest income	624	512	2,924	2,418
Interest expense	(210,908)	(213,115)	(811,094)	(879,532)
Warrant liability adjustment	(89,153)	(264,418)	(502,234)	55,042
Gain from change in control of investment properties	—	—	18,547	—
Loss on extinguishment of debt	(15,007)	—	(15,007)	—
Loss before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations and allocation to noncontrolling interests	(60,398)	(291,122)	(563,805)	(200,360)
Provision for income taxes	(3,538)	(841)	(9,091)	(8,723)
Equity in income of Unconsolidated Real Estate Affiliates (3)	38,493	5,432	78,342	2,898
Loss from continuing operations	(25,443)	(286,531)	(494,554)	(206,185)
Discontinued operations (2)	61,108	(81,731)	23,021	(100,619)
Net income (loss)	35,665	(368,262)	(471,533)	(306,804)
Allocation to noncontrolling interests	(3,464)	424	(9,700)	(6,368)
Net income (loss) attributable to common stockholders	$32,201	$(367,838)	$(481,233)	$(313,172)
Basic Income (Loss) Per Share:
Continuing operations	$(0.03)	$(0.30)	$(0.54)	$(0.22)
Discontinued operations	0.07	(0.09)	0.02	(0.11)
Total basic income (loss) per share	$0.04	$(0.39)	$(0.52)	$(0.33)
Diluted Income (Loss) Per Share:
Continuing operations	$(0.03)	$(0.30)	$(0.54)	$(0.27)
Discontinued operations	0.07	(0.09)	0.02	(0.10)
Total diluted income (loss) per share	$0.04	$(0.39)	$(0.52)	$(0.37)

(1)  Amounts presented in accordance with GAAP.

(2)  Includes gain on extinguishment of debt for the three and twelve months ended December 31, 2012.

(3)  Includes gain on dilution of international investments for the three and twelve months ended December 31, 2012.

FINANCIAL OVERVIEW

Consolidated Balance Sheets(1)
(In thousands)

	December 31, 2012	December 31, 2011
Assets:
Investment in real estate:
Land	$4,278,471	$4,623,944
Buildings and equipment	18,806,858	19,837,750
Less accumulated depreciation	(1,440,301)	(974,185)
Construction in progress	376,529	135,807
Net property and equipment	22,021,557	23,623,316
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,865,871	3,052,973
Net investment in real estate	24,887,428	26,676,289
Cash and cash equivalents	624,815	572,872
Accounts and notes receivable, net	260,860	218,749
Deferred expenses, net	179,837	170,012
Prepaid expenses and other assets	1,329,465	1,805,535
Assets held for disposition	—	74,694
Total assets	$27,282,405	$29,518,151
Liabilities:
Mortgages, notes and loans payable	$15,966,866	$17,143,014
Accounts payable and accrued expenses	1,212,231	1,445,738
Dividend payable	103,749	526,332
Deferred tax liabilities	28,174	29,220
Tax indemnification liability	303,750	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	1,488,196	985,962
Liabilities held for disposition	—	74,795
Total liabilities	19,309,166	20,715,011
Redeemable noncontrolling interests:
Preferred	136,008	120,756
Common	132,211	103,039
Total redeemable noncontrolling interests	268,219	223,795
Equity:
Total stockholders’ equity	7,621,698	8,483,329
Noncontrolling interests in consolidated real estate affiliates	83,322	96,016
Total equity	7,705,020	8,579,345
Total liabilities and equity	$27,282,405	$29,518,151

(1)  Presented in accordance with GAAP.

PROPORTIONATE FINANCIAL SCHEDULES

Reconciliation of NOI, EBITDA, and FFO
For the Three Months Ended December 31, 2012 and 2011
(In thousands)

	Three Months Ended December 31, 2012			Three Months Ended December 31, 2011
	Pro Rata Basis	Adjustments	Company	Pro Rata Basis	Adjustments	Company

Property revenues:
Minimum rents	$513,553	$13,248	$526,801	$487,709	$21,228	$508,937
Tenant recoveries	213,015	—	213,015	207,545	—	207,545
Overage rents	43,123	—	43,123	39,176	—	39,176
Other revenue	36,358	—	36,358	31,457	—	31,457
Total property revenues	806,049	13,248	819,297	765,887	21,228	787,115
Property operating expenses:
Real estate taxes	65,494	(1,578)	63,916	67,745	(1,578)	66,167
Property maintenance costs	29,316	—	29,316	27,173	—	27,173
Marketing	14,580	—	14,580	17,193	—	17,193
Other property operating costs	114,856	(1,389)	113,467	114,324	(1,434)	112,890
Provision for doubtful accounts	2,199	—	2,199	2,862	—	2,862
Total property operating expenses	226,445	(2,967)	223,478	229,297	(3,012)	226,285
NOI	$579,604	$16,215	$595,819	$536,590	$24,240	$560,830
Management fees and other corporate revenues	18,199	—	18,199	18,629	(9)	18,620
Property management and other costs	(46,628)	(424)	(47,052)	(56,157)	4,813	(51,344)
NOI after net property management costs	$551,175	$15,791	$566,966	$499,062	$29,044	$528,106
General and administrative	(10,077)	—	(10,077)	(17,054)	(2,828)	(19,882)
EBITDA before provisions for impairment	$541,098	$15,791	$556,889	$482,008	$26,216	$508,224
Provisions for impairment	—	—	—	(916)	916	—
EBITDA	$541,098	$15,791	$556,889	$481,092	$27,132	$508,224
Depreciation on non-income producing assets	(1,615)	—	(1,615)	(1,978)	—	(1,978)
Interest income	1,677	—	1,677	1,454	—	1,454
Preferred unit distributions	(2,310)	—	(2,310)	(2,648)	—	(2,648)
Interest expense:
Default interest	(1,791)	1,791	—	(1,132)	1,132	—
Interest expense relating to extinguished debt	—	—	—	—	—	—
Mark-to-market adjustments on debt	(2,696)	2,696	—	5,375	(5,375)	—
Write-off of mark-to-market adjustments on extinguished debt	(287)	287	—	148	(148)	—
Debt extinguishment expenses	(15,007)	15,007	—	36	(36)	—
Interest on existing debt	(243,439)	—	(243,439)	(255,883)	—	(255,883)
Warrant liability adjustment	(89,153)	89,153	—	(264,418)	264,418	—
Provision for income taxes	(3,650)	3,650	—	(919)	919	—
FFO from discontinued operations	51,376	(50,714)	662	7,826	(4,081)	3,745
FFO	$234,203	$77,661	$311,864	$(31,047)	$283,961	$252,914

PROPORTIONATE FINANCIAL SCHEDULES

Reconciliation of NOI, EBITDA, and FFO
For the Twelve Months Ended December 31, 2012 and 2011
(In thousands)

	Twelve Months Ended December 31, 2012			Twelve Months Ended December 31, 2011
	Pro Rata Basis	Adjustments	Company	Pro Rata Basis	Adjustments	Company

Property revenues:
Minimum rents	$1,947,218	$29,688	$1,976,906	$1,879,546	$25,819	$1,905,365
Tenant recoveries	855,860	—	855,860	850,263	—	850,263
Overage rents	86,035	—	86,035	73,283	—	73,283
Other revenue	104,958	—	104,958	90,040	—	90,040
Total property revenues	2,994,071	29,688	3,023,759	2,893,132	25,819	2,918,951
Property operating expenses:
Real estate taxes	271,389	(6,312)	265,077	270,176	(6,312)	263,864
Property maintenance costs	102,835	—	102,835	110,107	—	110,107
Marketing	41,530	—	41,530	41,823	—	41,823
Other property operating costs	464,311	(5,687)	458,624	454,602	(5,786)	448,816
Provision for doubtful accounts	5,898	—	5,898	8,158	—	8,158
Total property operating expenses	885,963	(11,999)	873,964	884,866	(12,098)	872,768
NOI	$2,108,108	$41,687	$2,149,795	$2,008,266	$37,917	$2,046,183
Management fees and other corporate revenues	79,217	—	79,217	66,304	(421)	65,883
Property management and other costs	(182,756)	(1,696)	(184,452)	(208,540)	20,518	(188,022)
NOI after net property management costs	$2,004,569	$39,991	$2,044,560	$1,866,030	$58,014	$1,924,044
General and administrative	(50,011)	—	(50,011)	(41,506)	(18,313)	(59,819)
EBITDA before provisions for impairment	$1,954,558	$39,991	$1,994,549	$1,824,524	$39,701	$1,864,225
Provisions for impairment	—	—	—	(916)	916	—
EBITDA	$1,954,558	$39,991	$1,994,549	$1,823,608	$40,617	$1,864,225
Depreciation on non-income producing assets	(8,188)	—	(8,188)	(6,561)	—	(6,561)
Interest income	6,561	—	6,561	8,480	—	8,480
Preferred unit distributions	(12,414)	3,098	(9,316)	(9,654)	—	(9,654)
Interest expense:
Default interest	(5,545)	5,545	—	(62,089)	62,089	—
Interest expense relating to extinguished debt	—	—	—	(11,045)	11,045	—
Mark-to-market adjustments on debt	10,932	(10,932)	—	17,191	(17,191)	—
Write-off of mark-to-market adjustments on extinguished debt	33,069	(33,069)	—	44,732	(44,732)	—
Debt extinguishment expenses	(15,197)	15,197	—	24	(24)	—
Interest on existing debt	(999,966)	—	(999,966)	(1,020,436)	—	(1,020,436)
Warrant liability adjustment	(502,234)	502,234	—	55,042	(55,042)	—
Provision for income taxes	(9,474)	9,474	—	(8,911)	8,911	—
FFO from discontinued operations	69,028	(58,793)	10,235	77,741	(39,375)	38,366
FFO	$521,130	$472,745	$993,875	$908,122	$(33,702)	$874,420

RECONCILIATIONS

Reconciliation of Non-GAAP to GAAP Financial Measures
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Reconciliation of NOI to GAAP Operating Income
NOI:
Pro Rata basis	$579,604	$536,590	$2,108,108	$2,008,266
Unconsolidated Properties	(106,293)	(100,478)	(398,409)	(368,848)
Consolidated Properties	473,311	436,112	1,709,699	1,639,418
Management fees and other corporate revenues	16,303	17,398	71,949	61,165
Property management and other costs	(40,657)	(49,890)	(159,671)	(187,035)
General and administrative	(7,624)	(12,908)	(39,255)	(30,883)
Provisions for impairment	—	(916)	(58,198)	(916)
Depreciation and amortization	(190,930)	(208,945)	(793,877)	(874,189)
Gains on sales of investment properties	—	2,402	—	2,402
Noncontrolling interest in operating income of Consolidated Properties and other	3,643	2,646	12,412	11,750
Operating income	$254,046	$185,899	$743,059	$621,712

Reconciliation of EBITDA to GAAP Net Income (Loss) Attributable to Common Stockholders
EBITDA:
Pro Rata basis	$541,098	$481,092	$1,954,558	$1,823,608
Unconsolidated Properties	(99,609)	(91,211)	(371,246)	(340,616)
Consolidated Properties	441,489	389,881	1,583,312	1,482,992
Depreciation and amortization	(190,930)	(208,945)	(793,877)	(874,189)
Noncontrolling interest in NOI of Consolidated Properties	3,643	2,646	12,412	11,750
Interest income	624	512	2,924	2,418
Interest expense	(210,908)	(213,115)	(811,094)	(879,532)
Warrant liability adjustment	(89,153)	(264,418)	(502,234)	55,042
Provision for income taxes	(3,538)	(841)	(9,091)	(8,723)
Provision for impairment excluded from FFO	—	—	(58,198)	—
Equity in income of Unconsolidated Real Estate Affiliates	38,493	5,432	78,342	2,898
Discontinued operations	61,108	(81,731)	23,021	(100,619)
Gain from change in control of investment properties	—	—	18,547	—
Loss on extinguishment of debt	(15,007)	—	(15,007)	—
Gains on sales of investment properties	—	2,402	—	2,402
Allocation to noncontrolling interests	(3,620)	339	(10,290)	(7,611)
Net income (loss) attributable to common stockholders	$32,201	$(367,838)	$(481,233)	$(313,172)

Reconciliation of FFO to GAAP Net Income (Loss) Attributable to Common Stockholders
FFO:
Consolidated Properties	$174,444	$(81,223)	$309,058	$725,659
Unconsolidated Properties and Noncontrolling Interests	59,759	50,176	212,072	182,463
Pro Rata basis	234,203	(31,047)	521,130	908,122
Depreciation and amortization of capitalized real estate costs	(236,373)	(257,498)	(954,893)	(1,062,661)
Gain from change in control of investment properties	—	—	18,547	—
Gains on sales of investment properties	34,747	8,364	52,378	16,784
Noncontrolling interests in depreciation of Consolidated Properties	1,520	3,766	6,870	9,343
Provision for impairment excluded from FFO	—	—	(58,198)	—
Provision for impairment excluded from FFO of discontinued operations	—	(67,466)	(50,483)	(67,466)
Redeemable noncontrolling interests	(261)	2,598	3,492	2,212
Depreciation and amortization of discontinued operations	(1,635)	(26,555)	(20,076)	(119,506)
Net income (loss) attributable to common stockholders	$32,201	$(367,838)	$(481,233)	$(313,172)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$106,293	$100,478	$398,409	$368,848
Net property management fees and costs	(4,231)	(5,121)	(16,392)	(17,609)
Net interest expense	(37,297)	(37,588)	(151,263)	(149,694)
General and administrative, provisions for impairment,
income taxes and noncontrolling interest in FFO	(2,575)	(4,239)	(11,212)	(10,997)
FFO of discontinued Unconsolidated Properties	—	(997)	—	(1,429)
FFO of Unconsolidated Properties	62,190	52,533	219,542	189,119
Depreciation and amortization of capitalized real estate costs	(47,059)	(50,562)	(169,204)	(196,344)
Other, including gain on sales of investment properties	23,362	3,461	28,004	10,123
Equity in income of Unconsolidated Real Estate Affiliates	$38,493	$5,432	$78,342	$2,898